                                                                    EXHIBIT 99.1




                                     FORM 10-Q
      QUARTERLY REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934
                        FOR THE QUARTER ENDED JUNE 30, 1998

                           FDIC Certificate Number 23790

                                BANK OF LOS ANGELES

                         State of Incorporation: California
                           IRS Employer ID No. 95-3612029
                            8901 Santa Monica Boulevard
                          West Hollywood, California 90069
                                    310-843-1474

                    Securities registered under 12(b) of the Act
                                        None

                    Securities Registered under 12(g) of the Act
                             Common Stock, no par value
                           Preferred stock, no par value



Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                 YES   X   NO
                                      ---

Number of shares outstanding of no par value common stock as of June 30, 1998 are 4,856,200.

                                     FORM 10-Q
                                 TABLE OF CONTENTS

                                                                                 PAGE
PART I -  FINANCIAL INFORMATION                                                NUMBER

Item 1.   Financial statements
          Balance sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Statements of income. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Statements of comprehensive income. . . . . . . . . . . . . . . . . . . .  6
          Statements of changes in shareholders' equity . . . . . . . . . . . . . .  7
          Statements of cash flows. . . . . . . . . . . . . . . . . . . . . . . . .  8
          Notes to financial statements . . . . . . . . . . . . . . . . . . . . . . 10

Item 2.   Management's Discussion and Analysis
          Results of operations for the six months ended June 30, 1998 and 1997 . . 12
          Results of operations for the quarters ended June 30, 1998 and 1997 . . . 14
          Statement of condition at June 30, 1998 and December 31, 1997 . . . . . . 16
          Capital resources . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

PART II - OTHER INFORMATION

          Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

PART I, ITEM 1 - FINANCIAL INFORMATION, FINANCIAL STATEMENTS
                              Bank of Los Angeles
                                 Balance Sheets

                                                       At June 30,    December 31,
                                                          1998           1997
                                                       ----------     -----------
(DOLLARS IN THOUSANDS EXCEPT SHARE DATA)               (unaudited)

ASSETS
Cash and due from banks                                 $  19,203    $  20,521
Federal funds sold                                         14,000       29,555
                                                        ---------    ---------
   Total cash and cash equivalents                         33,203       50,076

Interest bearing deposits with banks                        1,479        2,125
Securities available for sale                               1,491       12,295
Securities held to maturity (market
  value of $87,243 at June 30, 1998 and
  $48,247 at December 31, 1997)                            87,188       48,138


Loans receivable                                          153,645      142,633
  Less allowance for credit losses                         (2,683)      (2,819)
                                                        ---------    ---------
Loans, net                                                150,962      139,814

Accrued interest receivable                                 1,668        1,556
Premises and equipment, net                                 2,519        2,650
Real estate owned                                           1,545        1,475
Intangible assets                                           6,989        7,454
Other assets                                                2,724        6,450
                                                        ---------    ---------
        Total assets                                    $ 289,768    $ 272,033
                                                        ---------    ---------
                                                        ---------    ---------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Demand, non-interest bearing                        $  86,876    $  85,222
    Interest bearing
      Time certificates of deposit of $100,000 or more     31,699       30,167
      Other                                               123,977      122,623
                                                        ---------    ---------
      Total deposits                                      242,552      238,012

Capital lease obligation                                    1,853        1,849
Borrowing from Federal Home Loan Bank                      11,020         ---
Accrued interest payable and other liabilities                792        1,118
                                                        ---------    ---------
        Total liabilities                                 256,217      240,979
                                                        ---------    ---------
                                                        ---------    ---------
Shareholders' equity
  Preferred stock; 25,000,000 shares; no shares issued
  and outstanding                                             ---        ---
  Common stock, no par value; authorized, 75,000,000
  shares: issued and outstanding; 4,856,200 common
  shares at June 30, 1998, 4,751,685 common shares
  at December 31, 1997.                                    31,042       30,630

Retained earnings                                           2,509          472
  Net unrealized holding loss on securities available
  for sale                                                    ---          (48)
                                                        ---------    ---------
         Total shareholders' equity                        33,551       31,054
                                                        ---------    ---------
        Total liabilities and shareholders' equity     $  289,768   $  272,033
                                                        ---------    ---------
                                                        ---------    ---------

                                       3

                              Bank of Los Angeles
                             Statements of Income

                                                          For the Six Months
                                                             Ended June 30,
                                                          ------------------
                                                            1998       1997
                                                          -------    -------
(DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                      (unaudited)
Interest income
  Loans receivable                                       $  7,667     $  5,021
  Securities                                                2,071        1,139
  Federal funds sold                                          729          490
  Deposits with financial institutions                         38            1
                                                       ----------   ----------
    Total interest income                                  10,505        6,651

Interest expense
  Deposit accounts                                          2,718        1,617
  Capital lease obligation                                    127          129
  Federal Home Loan Bank advances                             163          ---
                                                       ----------   ----------
    Total interest expense                                  3,008        1,746
                                                       ----------   ----------
Net interest income before provision for credit losses      7,497        4,905
Provision  for credit losses                                  ---          410
                                                       ----------   ----------
    Net interest income after provision for credit losses   7,497        4,495
                                                       ----------   ----------

Service charges and fees                                      981          629
Gain on sale of securities                                     49          ---
                                                       ----------   ----------
    Total non-interest income                               1,030          629

Non-interest expense
  Employee compensation and benefits                        2,770        2,269
  Occupancy                                                 1,033          810
  Professional services                                       362          221
  Goodwill and core deposit premium amortization              237          102
  Other                                                       872          687
                                                       ----------   ----------
    Total non-interest expense                              5,274        4,089
                                                       ----------   ----------
Income before income tax expense                            3,253        1,035
Income tax expense                                          1,216          ---
                                                       ----------   ----------
Net income                                             $    2,037   $    1,035
                                                       ----------   ----------
                                                       ----------   ----------
Earnings per common share                              $     0.43   $     0.36
                                                       ----------   ----------
                                                       ----------   ----------
Earnings per common share -- assuming dilution         $     0.38   $     0.32
                                                       ----------   ----------
                                                       ----------   ----------
Weighted average common shares                          4,776,564    2,878,822
                                                       ----------   ----------
                                                       ----------   ----------
Weighted average common shares -- diluted               5,368,751    3,277,093
                                                       ----------   ----------
                                                       ----------   ----------

                                       4

                             Bank of Los Angeles
                             Statements of Income

                                                             For the Quarter
                                                              Ended June 30,
                                                         ----------------------
                                                           1998           1997
                                                         -------         ------
       (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                (unaudited)
Interest income
  Loans receivable                                     $    3,904   $    3,126
  Securities                                                1,186          738
  Federal funds sold                                          285          251
  Deposits with financial institutions                         14            1
                                                       ----------   ----------
    Total interest income                                   5,389        4,116

Interest expense
  Deposit accounts                                          1,367          941
  Capital lease obligation                                     63           64
  Federal Home Loan Bank advances                             127          ---
                                                       ----------   ----------
    Total interest expense                                  1,557        1,005
                                                       ----------   ----------
Net interest income before provision for
  credit losses                                             3,832        3,111
Provision  for credit losses                                  ---          325
                                                       ----------   ----------
    Net interest income after provision for
      credit losses                                         3,832        2,786
                                                       ----------   ----------

Service charges and fees                                      508          368
Gain on sale of securities                                     35          ---
                                                       ----------   ----------
    Total non-interest income                                 543          368

Non-interest expense
  Employee compensation and benefits                        1,337        1,419
  Occupancy                                                   509          487
  Professional services                                       215          104
  Goodwill amortization                                       115           72
  Other                                                       416          430
                                                       ----------   ----------
    Total non-interest expense                              2,592        2,512
                                                       ----------   ----------
Income before income tax expense                            1,783          642

Income tax expense                                            685          ---
                                                       ----------   ----------
Net income                                             $    1,098   $      642
                                                       ----------   ----------
                                                       ----------   ----------
Earnings per common share                              $     0.23   $     0.18
                                                       ----------   ----------
                                                       ----------   ----------
Earnings per common share -- assuming dilution         $     0.20   $     0.16
                                                       ----------   ----------
                                                       ----------   ----------
Weighted average common shares                          4,794,340    3,548,893
                                                       ----------   ----------
                                                       ----------   ----------
Weighted average common shares -- diluted               5,419,505    3,953,002
                                                       ----------   ----------
                                                       ----------   ----------

                                       5

                              Bank of Los Angeles
                      Statements of Comprehensive Income

                                                                        For the Six Months
                                                                           Ended June 30,
                                                                    ----------------------------
                                                                       1998             1997
                                                                    ---------        ---------
              (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                     (unaudited)
Net income                                                          $    2,037       $    1,035
Unrealized losses on securities
  Unrealized gains (losses) arising during period;
    $48,000 gain for  the three months ended June 30, 1998,
    adjusted for taxes, $5,000 loss for the six months ended
    June 30, 1997, unadjusted for taxes.                                    28               (5)
  Less reclassification adjustment for gains included in
    net income; gain of $49,000 for the six months ended
    June 30, 1998, adjusted for taxes.                                     (29)             ---
                                                                    -----------     -----------
Comprehensive income                                                $    2,036      $     1,030
                                                                    -----------     -----------
                                                                    -----------     -----------
Comprehensive income per common share                               $     0.43      $      0.36
                                                                    -----------     -----------
                                                                    -----------     -----------
Comprehensive income  per common share -- assuming dilution         $     0.38      $      0.31
                                                                    -----------     -----------
                                                                    -----------     -----------
Weighted average common shares                                       4,776,564        2,878,822
                                                                    -----------     -----------
                                                                    -----------     -----------
Weighted average common shares -- diluted                            5,368,751        3,277,093
                                                                    -----------     -----------
                                                                          For the Quarter
                                                                           Ended June 30,
                                                                    ----------------------------
                                                                       1998             1997
                                                                    ---------        ---------
              (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)                     (unaudited)
Net income                                                          $    1,098       $      642
Unrealized losses on securities
  Unrealized gains (losses) arising during period;
    none the quarter ended June 30, 1998,
    $175,000 gain for the quarter ended
    June 30, 1997, unadjusted for taxes.                                   ---              175
  Less reclassification adjustment for gains
    included in net income; gain of $35,000 for
    the quarter ended June 30, 1998, adjusted
    for taxes.                                                             (20)             ---
                                                                    ----------       ----------
Comprehensive income                                                $    1,078       $      817
                                                                    ----------       ----------
                                                                    ----------       ----------
Comprehensive income per common share                               $     0.22       $     0.23
                                                                    ----------       ----------
                                                                    ----------       ----------
Comprehensive income  per common share --
  assuming dilution                                                 $     0.20       $     0.21
                                                                    ----------       ----------
                                                                    ----------       ----------
Weighted average common shares                                       4,794,340        3,548,893
                                                                    ----------       ----------
                                                                    ----------       ----------
Weighted average common shares -- diluted                            5,419,505        3,953,002
                                                                    ----------       ----------
                                                                    ----------       ----------

                              Bank of Los Angeles
                  Statement of Changes in Shareholders' Equity
 For the Six Months Ended June 30, 1998 and For the Year Ended December 31, 1997

                                                                                              Accumulated
                                                        Common Stock             Retained         Other          Total
                                                 --------------------------      Earnings/    Comprehensive   Shareholders'
(DOLLARS IN THOUSANDS)                               Shares         Amount       (Deficit)        Income         Equity
                                                 -------------   ----------     ----------    -------------   -------------
Balance, January 1, 1997                           2,195,075      $  16,111      $  (3,259)       $  (220)     $  12,632
Issuance of common stock
   April 1, 1997, net cost of $213                 1,367,493          5,926            ---            ---          5,926
Issuance of common stock
   December 31, 1997, net cost of $247             1,155,326          8,466            ---            ---          8,466
Stock options exercised                                1,300              5            ---            ---              5
Warrants exercised                                    32,491            122            ---            ---            122
Net change in unrealized loss on securities
   available for sale                                    ---            ---            ---            172            172
Net income                                               ---            ---          3,731            ---          2,041
                                                   ---------       --------      ---------        -------      ---------
Balance, December 31, 1997                         4,751,685         30,630            472            (48)        31,054
Stock options exercised (unaudited)                    8,625             52            ---            ---             52
Warrants exercised  (unaudited)                       95,890            360            ---            ---            360
Net income (unaudited)                                   ---            ---          2,037            ---          2,037
Net change in unrealized loss on securities
   available for sale (unaudited)                        ---            ---            ---             48             48
                                                   ---------       --------      ---------        -------      ---------
Balance, June 30, 1998 (unaudited)                 4,856,200      $  31,042      $   2,509        $   ---      $  33,551
                                                   ---------       --------        -------        -------      ---------
                                                   ---------       --------        -------        -------      ---------

                              Bank of Los Angeles
                            Statements of Cash Flows

                                                       For the Six Months Ended
                                                                June 30,
                                                         1998             1997
                                                       --------         -------
          (DOLLARS IN THOUSANDS)                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Interest received                                       $  10,480     $  6,000
Fees and commissions received                                 981          629
Interest paid                                              (2,881)      (1,726)
Cash paid to suppliers and employees                       (5,672)      (3,917)
Taxes paid                                                   (114)        ---
                                                        ---------    ---------
Net cash provided by operating activities                   2,794          986

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities and pay downs of
  securities available for sale                             1,216        8,068
Proceeds from maturities and pay downs of
  securities held to maturity                              42,238        1,500
Proceeds from sales of securities available for sale       10,267         ---
Net decrease in interest bearing deposits with banks          646         ---
Purchases of securities available for sale                   (631)     (10,014)
Purchases of securities held to maturity                  (81,288)     (26,918)
Net decrease (increase) decrease in loans receivable      (10,683)     (38,777)
Income tax refund received                                    884         ---
Proceeds from the sale of fixed assets                        ---         ---
Acquisition of premises and equipment                        (194)        (412)
                                                        ---------    ---------
Net cash provided (used) by investing activities          (37,545)     (66,553)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of capital stock                                     412        5,929
Net increase in deposits, net of rejected debits            6,442       55,195
Increase in borrowing from Federal Home Loan Bank          11,020         ---
Principle payments under capital lease obligation               4            4
                                                        ---------    ---------
Net cash provided (used) in financing activities           17,878       61,128

NET DECREASE IN CASH AND CASH EQUIVALENTS                 (16,873)      (4,439)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             50,076       30,139
                                                        ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                $  33,203    $  25,700
                                                        ---------    ---------
                                                        ---------    ---------

                             Bank of Los Angeles
                           Statements of Cash Flows

                                                                              For the Six Months Ended
                                                                                      June 30,
                                                                              ------------------------
                                                                               1998              1997
                 (DOLLARS IN THOUSANDS)                                             (unaudited)
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                    $  2,037     $  1,035
    Adjustments for non-cash items:
      Depreciation, amortization and accretion                                       445          396
      Provisions (credit) for credit losses                                          ---          410
      Gain on sale of securities available for sale                                  (49)        ---
      Deferred salary for loan originations                                         (348)        ---
      (Decrease) increase in deferred loan income                                   (137)          85
      Decrease (increase) in accrued interest receivable                             112         (737)
      Increase in accrued income taxes                                             1,102         ---
      Decrease (increase) in other assets                                            (42)         (99)
      (Decrease) increase in interest payable and other
       liabilities                                                                  (326)        (104)
                                                                                ---------     --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                       $  2,794       $  986
                                                                                ---------     --------
                                                                                ---------     --------

Supplemental disclosure of non-cash transactions:
  Change in unrealized gain (loss) on securities
   available for sale                                                              $  48        $  (5)
                                                                                ---------     --------
                                                                                ---------     --------
  Transfer of real estate owned from loans receivable                                 70         ---
                                                                                ---------     --------
                                                                                ---------     --------
  Transfer of bargain lease from fixed assets to other assets                        ---        1,559
                                                                                ---------     --------
                                                                                ---------     --------

                              Bank of Los Angeles
                         Notes to Financial Statements

Pending Merger with Western Bancorp

     On April 17, 1998, BKLA entered into a definitive agreement to be purchased by Western Bancorp ("Western") in which each share of BKLA stock will be exchanged for 0.4224 shares of Western stock. The acquisition is anticipated to be accounted for by pooling of interests and is expected to close October 1, 1998. BKLA will be merged into Western's subsidiary, Santa Monica Bank, which operates branches in Santa Monica, Malibu, Marina Del Rey, Beverly Hills, Century City, Westwood and Encino. A financial data summary for Western Bancorp is presented below at or for the six months ended June 30, 1998. Data presented is in thousands except share data.

        RECAP OF EARNINGS
            Interest income                           $    68,922
            Interest expense                               18,318
                                                      -----------
            Net interest income                            50,604
            Provision for credit losses                       300
            Non-interest income                             7,858
            Non-interest expense                           35,513
                                                      -----------
            Net income before taxes                        22,649
            Income tax provision (credit)                  11,507
                                                      -----------
            Net income                                $    11,142
                                                      -----------
                                                      -----------
          PER COMMON SHARE DATA
            Earnings                                  $      0.78
            Earnings -- diluted                       $      0.77
            Book value                                $     18.41
            Tangible book value                       $      9.15

          SHARES OUTSTANDING
            Common shares outstanding                  15,703,800
            Common shares issue date weighted          14,821,500
            Effect of dilutive securities                 218,500
            Common shares -- diluted                   15,040,000

          BALANCE SHEET DATA, END OF PERIOD
            Total assets                              $ 2,016,749
            Total deposits                              1,697,352
            Total loans                                 1,249,930
            Non-accrual loans and real estate owned        18,655
            Allowance for credit losses                    24,681
            Total shareholders' equity                $   289,146

Acquisitions of American West Bank and Culver National Bank

      On April 1, 1997, BKLA acquired American West Bank ("AWB"), which had $67,291,000 in total assets and two branch offices. On December 31, 1997, BKLA acquired Culver National Bank ("CNB"), which had $60,277,000 in total assets and one branch office. The acquisitions of both AWB and CNB were accounted for as purchases.

Adoption of Recently Issued Accounting Pronouncement

     In June, 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. This statement divides comprehensive income into net income and other comprehensive income. BKLA has adopted the two statement approach and reports the statement of income and the statement of comprehensive income separately.

PART I, ITEM 2 -- MANAGEMENT'S DISCUSSION AND ANALYSIS

       RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

Net income

     Net income for the six months ended June 30, 1998 was $2,037,000 or $0.43 per common share and $0.38 per common share assuming dilution. Net income for the six months ended June 30, 1997 was $1,035,000 or $0.36 per common share and $0.32 per common share assuming dilution. Return on average common equity was 12.7% and 12.9% for the six months ended June 30, 1998 and 1997, respectively. Return on average assets was 1.5% and 1.3% for the six months ended June 30, 1998 and 1997, respectively.

Income tax expense

     Income tax expense for the six months ended June 30, 1998 was $1,216,000. Income tax expense for the six months ended June 30, 1997 was not recognized due to the availability in 1997 of tax operating losses of prior years carried forward to offset taxable income in 1997.

Net interest income

     On April 1, 1997, BKLA acquired AWB which was accounted for as a purchase. Consequently, interest income and interest expense from assets and liabilities acquired in the AWB purchase are included in the results of operations from April 1, 1997 to June 30, 1997. On December 31, 1997, BKLA acquired CNB, which was accounted for as a purchase. Interest income and interest expense of CNB are not included in the results of operations for the six months ended June 30, 1997. Increases in interest income and interest expense for the six months ended June 30, 1998 compared to the six months ended June 30, 1997 are due primarily to the purchases of AWB and CNB.

     Total interest income was $10,505,000 for the six months ended June 30, 1998, an increase of $3,854,000 or 57.9%, compared to $6,651,000 for the six months ended June 30, 1997. The average rate earned on interest earning assets was 8.7% and 9.2% for the six months ended June 30, 1998 and 1997, respectively. Interest income on loans receivable was $7,667,000 for the six months ended June 30, 1998, an increase of $2,646,000 or 52.7%, compared to $5,021,000 for the six months ended June 30, 1997. The average rate earned on loans receivable was 10.6% and 11.2% for the six months ended June 30, 1998 and 1997, respectively. Decreased yield on loans receivable is due to $11,000,000 in fixed rate loans originated for the six months ended June 30, 1998 at the average rate of 8.3%. Interest income on securities was $2,071,000 for the six months ended June 30, 1998, an increase of $932,000 or 81.8%, compared to $1,139,000 for the six months ended June 30, 1997. The average rate earned on securities was 6.0% and 6.2% for the six months ended June 30, 1998, and 1997, respectively. Interest income on federal funds sold was $729,000 for the six months ended June 30, 1998, an increase of $239,000 or 48.8%, compared to $490,000 for the six months ended June 30, 1997. The average rate earned on federal funds sold was 5.4% for both six months ended June 30, 1998 and 1997. Interest income on deposits with other financial institutions was $38,000 and $1,000 for the six months ended June 30, 1998 and 1997, respectively.

     Total interest expense was $3,008,000 for the six months ended June 30, 1998, an increase of $1,262,000 or 72.3%, compared to $1,746,000 for the six months ended June 30, 1997. The interest paid on total interest bearing liabilities was 3.8% and 3.7% for the six months ended June 30, 1998 and 1997, respectively. Interest expense on deposits was $2,718,000 for the six months ended June 30, 1998, an increase of $1,101,000 or 68.1%, compared to $1,617,000 for the six months ended June 30, 1997. The interest rate paid on interest bearing deposits was 3.6% and 3.5% for the six months ended June 30, 1998 and 1997, respectively. Interest expense on capital lease obligation was $127,000 and $129,000 for the six months ended June 30, 1998 and 1997, respectively. The rate paid on capital lease obligation was 14.1% for the six months ended June 30, 1998 and 1997. Interest expense on borrowings from the Federal Home Loan Bank ("FHLB") was $163,000 for the six months ended June 30, 1998. The rate paid on FHLB borrowings was 6.3% for the six months ended June 30, 1998.

     Net interest income was $7,497,000 for the six months ended June 30, 1998, an increase of $3,002,000 or 66.8%, compared to $4,905,000 for the six months ended June 30, 1997. The net interest margin was 4.8% and 5.4% for the six months ended June 30, 1998 and 1997, respectively. The net interest income earned on earning assets was $6.2% and 6.8% for the six months ended June 30, 1998 and 1997.

Provision for credit losses

     No provision for credit losses was made in 1998. Provision for credit losses was $410,000 for the six months ended June 30, 1997. See "Allowance for Credit Losses" on page 18 for discussion on determination of provision.

Non-interest income and expense

     Total non-interest income was $1,030,000 for the six months ended June 30, 1998, an increase of $401,000 or 63.8%, compared to $629,000 for the six months ended June 30, 1997. Service charges and fees were $981,000 for the six months ended June 30, 1998, an increase of $352,000 or 56.0%, compared to $629,000 for the six months ended June 30, 1997. Increased service charges and fees for 1998 compared to 1997 are due to a larger deposit base on which service charges are earned. Gain on sale of securities was $49,000 for the six months ended June 30, 1998. No gain on sales of securities was realized in the six months ended June 30, 1997.

     Total non-interest expense was $5,274,000 for the six months ended June 30, 1998, an increase of $1,185,000 or 29.0%, compared to $4,089,000 for the six months ended June 30, 1997. Employee compensation and benefits was $2,770,000 for the six months ended June 30, 1998, an increase of $501,000 or 22.1%, compared to $2,269,000 for the six months ended June 30, 1997. The increase in employee compensation and benefits was primarily due to additional employees in 1998 as a result of bank acquisitions in 1997. Increased salary expense was partially offset from deferral of salary expense attributed to successful loan originations. Occupancy expense was $1,033,000 for the six months ended June 30, 1998, an increase of $223,000 or 27.5%, compared to $810,000 for the six months ended June 30, 1997. Increase in occupancy expense was primarily due the additional to three additional branches in 1998 from banks acquired in 1997. Professional services were $362,000, an increase of $141,000 or 63.8%, for the six months ended June 30, 1997. Increase in professional services was primarily due to costs of proposed merger with Western. Goodwill and core deposit premium amortization was $237,000 for the six months ended June 30, 1998, an increase of $135,000 or 132.4%, compared to $102,000 for the six months ended June 30, 1997. The increase in goodwill and core deposit premium amortization was due primarily to goodwill recognized in the purchase accounting of CNB.

     Other non-interest expense was $872,000 for the six months ended June 30, 1998, an increase of $185,000 or 26.9%, compared o $687,000 for the six months ended June 30, 1997. Increase in other expense was primarily due costs from operating three additional branches in 1998 from banks acquired in 1997. The table below presents types of expenses included in other expenses.

                                    For the Six Months Ended
                                             June 30,
                                    ------------------------
                                       1998           1997
                                    ---------       --------
Promotional                             $ 98         $ 87
Office supplies                          110           61
Postage                                   78           55
Telephone                                 68           49
Liability and deposit insurance           84          101
Messenger and armored car                124           98
Other                                    310          236
                                        ----         ----
                                        $872         $687
                                        ----         ----
                                        ----         ----

        RESULTS OF OPERATIONS FOR THE QUARTERS ENDED JUNE 30, 1998 AND 1997

Net income

     Net income for the quarter ended June 30, 1998 was $1,098,000 or $0.23 per common share and $0.20 per common share assuming dilution. Net income for the quarter ended June 30, 1997 was $642,000 or $0.18 per common share and $0.16 per common share assuming dilution. Return on average common equity was 13.4% and 11.9% for the quarters ended June 30, 1998 and 1997, respectively. Return on average common assets was 1.6% and 1.4% for the quarters ended June 30, 1998 and 1997, respectively.

Income tax expense

     Income tax expense was $685,000 for the quarter ended June 30, 1998 compared to no income tax expense for the quarter ended June 30, 1997. Income tax expense was not recognized 1997 due to the availability in 1997 of tax operating losses of prior years carried forward to offset taxable income in 1997.

Net interest income

     Increases in interest income and interest expense for the quarter ended June 30, 1998 compared to the quarter ended June 30, 1997 are primarily due to December 31, 1997 bank acquisition of CNB.

     Total interest income was $5,389,000 for the quarter ended June 30, 1998, an increase of $1,273,000 or 30.9%, compared to $4,116,000 for the quarter ended June 30, 1997. The average rate earned on interest earning assets was 8.7% and 9.4% for the quarters ended June 30, 1998 and 1997, respectively. Interest income on loans receivable was $3,904,000 for the quarter ended June 30, 1998, an increase of $778,000 or 24.9%, compared to $3,126,000 for the quarter ended June 30, 1997. The average rate earned on loans receivable was 10.7% and 11.5% for the quarters ended June 30, 1998 and 1997, respectively. Decreased yield on loans receivable is due to $11,000,000 in fixed rate loans originated for the six months ended June 30, 1998 at the average rate of 8.3%. Interest income on securities was $1,186,000 for the quarter ended June 30, 1998, an increase of $778,000 or 24.9%, compared to $738,000 for the quarter ended June 30, 1997. The average rate earned on securities was 5.9% and 6.1% for the quarter ended June 30, 1998, and 1997, respectively. Interest income on federal funds sold was $285,000 for the quarter ended June 30, 1998, an increase of $34,000 or 13.5%, compared to $251,000 for the quarter ended June 30, 1997. The average rate earned on federal funds sold was 5.5% and 5.6% for the quarters ended June 30, 1998 and 1997, respectively. Interest income on deposits with other financial institutions was $14,000 and $1,000 for the quarter ended June 30, 1998 and 1997, respectively.

     Total interest expense was $1,557,000 for the quarter ended June 30, 1998, an increase of $552,000 or

54.9%, compared to $1,005,000 for the quarter ended June 30, 1997. The interest rate paid on total interest bearing liabilities was 3.9% and 3.7% for the quarter ended June 30, 1998 and 1997, respectively. Interest expense on deposits was $1,367,000 for the quarter ended June 30, 1998, an increase of $426,000 or 45.3%, compared to $941,000 for the quarter ended June 30, 1997. The interest rate paid on interest bearing deposits was 3.7% and 3.5% for the quarters ended June 30, 1998 and 1997, respectively. Interest expense on capital lease obligation was $63,000 and $64,000 for the quarters ended June 30, 1998 and 1997, respectively. The interest rate paid on capital lease obligation was 14.1% for both quarters ended June 30, 1998 and 1997. Interest expense on borrowings from the FHLB was $127,000 for the quarter ended June 30, 1998. The interest rate paid on FHLB borrowings was 6.3% for the quarter ended June 30, 1998.

     Net interest income was $3,832,000 for the quarter ended June 30, 1998, an increase of $721,000 or 23.2%, compared to $3,111,000 for the quarter ended June 30, 1997. The net interest margin was 4.8% and 5.4% for the quarters ended June 30, 1998 and 1997, respectively. The net interest income earned on earning assets was $6.2% and 7.1% for the quarters ended June 30, 1998 and 1997, respectively.

Provision for credit losses

     No provision for credit losses was made in 1998. Provision for credit losses was $325,000 for the quarter ended June 30, 1997. See "Allowance for credit losses" on page 18 for discussion on determination of provision

Non-interest income and expense

    Total non-interest income was $543,000 for the quarterended June 30, 1998, in increase of $175,000 or 47.5%, comapred to $368,000 for the quarter ended June 30, 1997. Service charges and fees were $508,000 for the quarter ended June 30, 1998, in increase of $140,000 or 38.0%, compared to $368,000 for the quarter ended June 30, 1997. Service charges and fees increased in 1998 due to a larger demand deposit base on which service charges were earned. Gain on sale of securities was $35,000 for the quarter ended June 30, 1998. Gain on sale recognized was due to payments in transit indentified in the quarter ended June 30, 1998 on securities sold in the quarter ended March 31, 1998. No gain on sale of securities was recognized for the quarter ended June 30, 1997.

     Total non-interest expense was $2,592,000 for the quarter ended June 30, 1998, an increase of $80,000 or 3.2%, compared to $2,512,000 for the quarter ended June 30, 1997. Employee compensation and benefits was $1,337,000 for the quarter ended June 30, 1998, a decrease of $82,000 or 5.8%, compared to $1,419,000 for the quarter ended June 30, 1997. Occupancy expense was $509,000 for the quarter ended June 30, 1998, an increase of $22,000 or 4.5%, compared to $487,000 for the quarter ended June 30, 1997. Professional services were $215,000, an increase of $111,000 or 106.7%, for the quarter ended June 30, 1997. Increase in professional services was primarily due to costs of proposed merger with Western. Goodwill and core deposit premium amortization was $115,000 for the quarter ended June 30,1 998, an increase of $43,000 or 59.7%, compared to $72,000 for the quarter ended June 30, 1997. Increased goodwill amortization was due to the CNB acquisition. Other non-interest expense was $416,000 for the quarter ended June 30, 1998, a decrease of $14,000 or 2.3%, compared o $430,000 for the quarter ended June 30, 1997. The table below presents types of expenses included in other expenses.

                                     For the Quarter Ended
                                            June 30,
                                     ---------------------
                                       1998         1997
                                     --------     --------
Promotional                           $ 39         $ 44
Office supplies                         56           32
Postage                                 34           43
Telephone                               36           29
Liability and deposit insurance         24           65
Messenger and armored car               61           71
Other                                  166          146
                                      ----         ----
                                      $416         $430
                                      ----         ----
                                      ----         ----

Comprehensive income

     BKLA has adopted the two statement approach and reports the statement of income and the statement of comprehensive income separately. For BKLA, the difference between net income and comprehensive income was the change in unrealized gains or losses on securities available for sale. Comprehensive income for the six months ended June 30, 1998 was $2,036,000 or $0.43 per common share and $0.38 per common share assuming dilution. Comprehensive income for the six months ended June 30, 1997 was $1,030,000 or $0.36 per common share and $0.31 per common share assuming dilution. Comprehensive income for the quarter ended June 30, 1998 was $1,078,000 or $0.22 per common share and $0.20 per common share assuming dilution. Comprehensive income for the quarter ended June 30, 1997 was $817,000 or $0.23 per common share and $0.21 per common share assuming dilution.


           STATEMENT OF CONDITION AT JUNE 30, 1998 AND DECEMBER 31, 1997

Investment securities

    BKLA' investment securities are in bills and notes of the United States Government, direct obligation bonds of Agencies and Corporations of the United States, and mortgage backed obligations issued by Agencies and Corporations of the United States. The following table presents securities at amortized cost and fair value.

                                           At June 30, 1998          At December 31, 1997
                                       ----------------------      ------------------------
                                        Amortized                  Amortized
                                           Cost    Fair Value         Cost       Fair Value
                                        ---------  ----------       --------     ----------
Securities held to maturity
  Debt of the U.S. Treasury
   and U.S. Government Agencies          $56,937     $57,008        $42,928        $43,043
  Mortgage backed securities              30,251      30,235          5,211          5,204
                                         -------     -------        -------        -------
                                          87,188      87,243         48,139         48,247
Securities available for sale
  Mortgage backed securities                 ---         ---         11,480         11,432
  Common stock                             1,491       1,491            863            863
                                         -------     -------        -------        -------
                                           1,491       1,491         12,343         12,295
                                         -------     -------        -------        -------
                                         $88,679     $88,734        $60,482        $60,542
                                         -------     -------        -------        -------
                                         -------     -------        -------        -------
Unrealized gains and losses
  Gains                                              $    81                       $ ---
  Losses                                                 (26)                           48
                                                     -------                       -------
                                                     $    55                       $   (48)
                                                     -------                       -------
                                                     -------                       -------

     The following table presents sales of securities and realized gain and losses from the sale of securities available for sale.

                                      For the Six Months Ended
                                                June 30,             For the Year
                                      ------------------------       Ended December
                                         1998          1997             31, 1997
                                      ----------     --------       --------------
Proceeds from sales of securities        $10,267     $  ---             $ 1,303

Gross realized gains and losses
  Gains                                  $   108     $  ---             $  ---
  Losses                                     (59)       ---                ---
                                         -------       ----             -------
                                         $    49     $  ---             $  ---
                                         -------       ----             -------
                                         -------       ----             -------

     The following table presents maturities of investment securities at June 30, 1998.

                                                              Weighted
                                               Amortized       Average
                                                 Cost           Yield
                                               ---------      --------
Securities held to maturity
  Debt of the U.S. Treasury and
    U.S. Government Agencies
       Less than one year                       $43,410         5.6%
       One to three years                        13,527         5.8%
       Three to ten years                           ---         ---
       Over 10 years                                ---         ---
                                                -------
                                                 56,937         5.6%
  Mortgage backed securities
       Less than one year                         6,915         5.9%
       One to three years                        23,228            0
       Three to ten years                           108         6.8%
       Over 10 years                                ---         ---
                                                -------
                                                 30,251         6.0%
                                                -------
                                                $87,188         5.8%
                                                -------
                                                -------

Non-performing assets

     The following table presents, in thousands, classified assets, loans on non-accrual and real estate owned.

                                                        At June 30,  At December
         (DOLLARS IN THOUSANDS)                             1998       31, 1997
                                                        ----------   ------------
Assets not performing as originally contracted
  Classified assets                                        $4,351      $ 4,639
  Non-accrual loans                                         3,062        4,265
  Real estate owned                                         1,545        1,475
                                                           ------      -------
                                                           $8,958      $10,379
                                                           ------      -------
                                                           ------      -------

Allowance for credit losses

     The allowance for credit losses is established through provisions for credit losses charged against income. Loans deemed to be uncollectible are charged against the allowance for credit losses, and subsequent recoveries, if any, are credited to the allowance. The allowance for credit losses is maintained at a level believed adequate by management to absorb estimated probable credit losses. Management's periodic evaluation of the adequacy of the allowance is based on BKLA's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

     Impaired loans at June 30, 1998 were $3,663,000, of which $557,000 was estimated as the amount impaired by measuring either the present value of expected future cash flows discounted at the loan's contracted interest rate or the fair value of the collateral, if the loan was collateral dependent. Impaired loans at December 31, 1997 were $4,490,000 of which $689,000 was estimated as the amount impaired. The amount measured to be impaired is a component of the allowance for credit losses.

     Management's evaluation of the loan portfolio at June 30, 1998 estimated that the allowance for credit losses was adequate at $2,060,000 when the actual balance was $2,683,000. As a result, no provision for loan losses was made for the three months ended March 31, 1998. Management's evaluation of the loan portfolio at December 31, 1997 estimated that an adequate allowance for credit losses was $2,412,000 when the balance was $2,819,000. Activity in the allowance for credit losses is presented in the following table.



                                                                     For the Year
                                                       For the Six      Ended
                                                      Months Ended   December 31,
              (DOLLARS IN THOUSANDS)                  June 30, 1998      1997
                                                      -------------  -------------
Loans receivable                                         $153,645     $142,633
Average loans                                            $145,714     $101,433

Allowance for credit losses at beginning of period       $  2,819     $  1,682

Provision for credit losses                                   ---          410
Addition due to acquisitions                                  ---        1,882

Charge-offs                                                  (261)      (1,709)
Recoveries                                                    125          554
                                                         --------     --------
   Net charge-offs                                           (136)      (1,155)
                                                         --------     --------
Allowance for credit losses at end of period             $  2,683     $  2,819
                                                         --------     --------
                                                         --------     --------
Recoveries to total charge-offs                             47.9%        32.4%
Net charge-offs to average loans                             0.1%         1.1%
Allowance for credit losses to loans receivable              1.7%         2.0%

Loans

     Total loans were $153,785,000 at June 30, 1998, an increase of $10,876,000 or 7.6% compared to total loans of $142,909,000 at December 31, 1997. BKLA groups loans by collateral as to either real estate, commercial or consumer. Real estate loans are further identified as secured by single family residences, multi-family residences, construction and commercial which at June 30, 1998 were $10,670,000, $10,768,000, $8,839,000 and $65,289,000, respectively. Total real estate loans were $95,266.000 at June 30,1998, an increase of $11,422,000 or 21.2%, compared to $81,856,000 at
December 31, 1997. Commercial loans were $45,788,000 at June 30, 1998, an increase of $589,000 or 1.3%, compared to $45,199,000 at December 31, 1997. Consumer loans were $12,731,000 at June 30, 1998, a decrease of $2,571,000 or 16.8% compared to $15,302,000 at December 31, 1997.

     The following table presents loans by primary collateral for repayment and the percentage each collateral type to total loans.

                                          June 30,  1998         December 31, 1997
                                       Amount    Percentage   Amount      Percentage
                                       ------    ----------  -------      ----------
Real estate loans
  Single family                        $ 10,670      6.9%    $  8,979         6.3%
  Multi-family                           10,468      6.8%       9,694         6.8%
  Construction                            8,839      5.7%       9,336         6.5%
  Commercial                             65,289     42.5%      53,847        37.7%
                                       --------              --------
      Total real estate loans            95,266     61.9%      81,856        57.3%

Commercial loans                         45,788    29.8.%      45,199        31.6%
Consumer loans                           12,731      8.3%      15,302        10.7%
Other loans                                 ---      0.0%         552         0.4%

Total loans                             153,785    100.0%     142,909       100.0%

Less deferred income                       (140)                 (276)
Less allowance for credit loss           (2,683)               (2,819)
                                       --------              --------
Net loans                              $150,962              $139,814
                                       --------              --------
                                       --------              --------

Other assets

     Other assets at June 30, 1998 were $2,724,000, a reduction of $3,863,000 compared to $6,587,000 at December 31, 1997. Other assets at December 31, 1997 were primarily deferred tax assets of $1,126,000, tax payments receivable of $687,000 and rejected demand deposit debits of $2,788,000. The deferred tax asset was reduced to zero at June 30, 1998 as a result of accruals for the recognition of income tax expense for the six months ended June 30, 1998. Income tax receivable was $687,000 due CNB tax payments made in 1997 and prior tax years. The income tax refund received in the second quarter of 1998 was $884,000. The additional $197,000 was applied to reduce goodwill recognized in the purchase of CNB. Rejected demand deposit debits was $886,000 at June 30, 1998, a decrease of $1,902,000 compared to December 31, 1997.

Deposits

     Total deposits were $242,552,000 at June 30, 1998, an increase of $4,540,000 or 1.9%, compared to $238,012,000 at December 31, 1997. Total demand non-interest bearing deposits were $86,876,000 at June 30, 1998, an increase of $1,654,000 or 1.9%, compared to $85,222,000 at December 31, 1997.
 Interest bearing deposits were $155,676,000 at June 30, 1998, an increase of $2,886,000 or 1.9%, compared to $152,790,000 at December 31, 1997.

Long term liabilities

     In 1997, BKLA became a member of the Federal Home Loan Bank ("the FHLB"), a federally chartered corporation. The FHLB provides credit to members to facilitate lending on family residential loans. These borrowings are for terms of seven to twenty years with the majority for ten years. Repayment of principal is on 15 to 25 year amortization schedules with the balance due at maturity. The FHLB requires that all borrowings are collateralized with either family residential loans or investments in debt securities issued by agencies of the United States government. At June 30, 1998, BKLA had borrowings from the FHLB of $11,020,000. The cost of the borrowings was $163,000 or 6.3% for the six months ended June 30, 1998. At December 31, 1997, BKLA had no borrowings from the FHLB.

Year 2000 Impact

     Many computer systems will not properly recognize date sensitive information when the date changes to the year 2000. Computer systems that do not properly recognize the year 2000 could generate erroneous data or cause the system to fail. Those computer systems will have to be modified or preplaced prior to the year 2000 in order to remain functional. During 1997, BKLA began the process of identifying and addressing the issues surrounding the year 2000 and its impact on BKLA's operations. This process continued into the second quarter of 1998. BKLA has conducted a comprehensive review of its computers systems to identify applications that would be effected by the year 2000.

     The pending merger is expected to close October 1, 1998 and the year 2000 impact is not expected to apply to BKLA if the merger closes as anticipated. If the merger is delayed or cancelled, BKLA is ready to implement the systems and programming changes necessary to address the year 2000 issue and does not believe that the costs of such actions will have a material effect on BKLA's results of operations or financial condition. There can be no assurance, however, that the pending merger will occur or the cost of implementing changes will not increase or BKLA's inability to implement changes could have an adverse impact on results of operations or financial condition.

                                 CAPITAL RESOURCES

     BKLA is subject to regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate actions by regulators that could range from restrictions on activities to dissolution. Measures established by regulators to ensure capital adequacy require BKLA to maintain minimum amounts and ratios of total capital to risk-weighted assets, Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. Those amounts are presented in the table below. At June 30, 1998, management believed that BKLA met all capital adequacy requirements.

                                                                               Capital Needed to be:
                                                                      -------------------------------------
                                                      Actual          Capital Adequate     Well Capitalized
                                               ------------------     ----------------     ----------------
       (DOLLARS IN THOUSANDS)                    Amount     Ratio     Amount     Ratio      Amount    Ratio
                                               --------     -----     -------    -----      -------   -----
As of June 30, 1998
  Total capital to risk-weighted assets         $28,867     15.7%     $14,724     8.0%      $18,404    10.0%
  Tier 1 capital to risk-weighted assets        $26,562     14.3%     $ 7,361     4.0%      $11,043     6.0%
  Tier 1 capital to average assets              $26,562      9.6%     $11,046     4.0%      $13,807     5.0%

As of December 31, 1997
  Total capital to risk-weighted assets         $25,885     14.6%     $14,216     8.0%      $17,770    10.0%
  Tier 1 capital to risk-weighted assets        $23,654     13.3%     $ 7,108     4.0%      $10,662     6.0%
  Tier 1 capital to average assets              $23,654      8.9%     $10,583     4.0%      $13,229     5.0%

                                  LIQUIDITY

     BKLA's liquid assets are cash and due from banks, federal funds sold, and securities held to maturity. Cash and due from banks are cash, the funds maintained to meet BKLA's reserve requirements to the Federal Reserve Bank of San Francisco, and deposits from customers for which BKLA has presented to other financial institutions for credit. BKLA uses its federal funds sold balance to meet immediate liquidity needs due to deposit fluctuations. BKLA manages its securities held to maturity to fund loan growth and seasonal fluctuations in deposits. BKLA's net liquid assets, volatile liabilities, and liquidity ratios are presented in the table below.

                                                              At June 30,  At December 31,
                                                                  1998           1997
                                                              -----------  ---------------
NET LIQUID ASSETS
Liquid assets
  Cash and due from banks, demand                              $ 19,203        $ 20,521
  Interest bearing balances with depository institutions          1,479           2,125
  Federal funds sold                                             14,000          29,555
  Securities available for sale and held to maturity             88,679          60,433
                                                               --------        --------
    Total                                                       123,361         112,634
Less securities pledged at book value                            15,188           3,497
                                                               --------        --------
    NET LIQUID ASSETS                                          $110,162        $109,137
                                                               --------        --------
                                                               --------        --------
Rate dependent liabilities
  Time deposits greater than $100,000                          $ 31,699        $ 30,167
                                                               --------        --------
    Total                                                      $ 31,699        $ 30,167
                                                               --------        --------
                                                               --------        --------
Ratios and trends:
  Net liquid assets to total deposits and FHLB advances           42.7%           45.9%
  Net liquid assets to rate dependent deposits                   341.3%          361.8%
  Temporary investments to rate dependent liabilities(1)         207.6%          199.5%
  Core deposits to total deposits(2)                              86.9%           87.3%
  Net loans to total assets                                       53.0%           52.4%
  Brokered deposits to total deposits                              ----           ----
  Net loans to deposits                                           63.3%           59.9%

-------------------
(1) Temporary investments are the total of time deposits with depository institutions, federal funds sold and investment securities with less than one year maturity.

(2) Core deposits are total deposits less time deposits greater than $100,000.

PART II -- OTHER INFORMATION



                                     Signatures


     Under the requirements of the Securities Exchange Act of 1934, BKLA has duly caused this report to be signed on its behalf by the undersigned duly authorized officers.

     Bank of Los Angeles


/s/ JOHN J. FELDMAN                                               7/27/98
------------------------------------------------------           ----------
John J. Feldman, President and Chief Executive Officer              Date


/s/ MARK BIDWELL                                                  7/27/98
------------------------------------------------------           ----------
Mark Bidwell, Vice President Controller                             Date